Exhibit 10.1

CFO AGREEMENT

This CFO AGREEMENT dated as of December 11, 2022 (this “Agreement”), between Amesite, Inc. a Delaware corporation (the “Company”), and Sherrie Farrell (the “CFO”).

WHEREAS, the Board of Directors of the Company desires to engage CFO to provide professional services, upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the CFO has agreed to provide such professional services, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1.	Independent CFO. The Company, through the action of its Board of Directors, hereby engages the CFO, and the CFO will serve the Company, as a CFO. During the term of this Agreement, the CFO will serve as the non-employee Chief Financial Officer of the Company on a part-time basis. The Company confirms that the CFO has been duly appointed as the CFO of the Company effective as of December 15, 2022 and will remain as an executive officer of the Company during the term of this Agreement.

2.	Duties, Term, and Compensation. The CFO’s duties, term of engagement, compensation and provisions for payment thereof are detailed in the attached Exhibit A, which may be amended in writing from time to time by the CFO and agreed to by the Company, and which collectively are hereby incorporated by reference.

3.	Expenses. During the term of this Agreement, the CFO shall invoice, and the Company shall reimburse the CFO for all reasonable and approved out-of-pocket expenses which are incurred in connection with the performance of the duties hereunder.

4.	Confidentiality. The CFO acknowledges that during the engagement she will have access to and become acquainted with various trade secrets, inventions, innovations, processes, information, records and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including, without limitation, the Company’s business and product processes, methods, customer lists, accounts and procedures. The CFO agrees that she will not disclose any of the aforesaid, directly or indirectly, or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of this engagement with the Company. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the business of the Company, whether prepared by the CFO or otherwise coming into her possession, shall remain the exclusive property of the Company. The CFO shall not retain any copies of the foregoing without the Company’s prior written permission. Upon the expiration or earlier termination of this Agreement, or whenever requested by the Company, the CFO shall immediately deliver to the Company all such files, records, documents, specifications, information, and other items in her possession or under her control.

5.	Conflicts of Interest; Non-hire Provision. The CFO represents that she is free to enter into this Agreement, and that this engagement does not violate the terms of any agreement between the CFO and any third party. Further, the CFO, in rendering her duties shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which she does not have a proprietary interest. During the term of this Agreement, the CFO shall devote as much of her productive time, energy and abilities to the performance of her duties hereunder as is necessary to perform the required duties in a timely and productive manner. The Company acknowledges that this Agreement only obligates the CFO to serve a limited percent of her working time with the Company. The CFO is expressly free to perform services for other parties while performing services for the Company.

6.	Indemnification and D&O Insurance: The Company agrees to defend, indemnify (including, without limitation, by providing for the advancement of expenses and reasonable attorneys’ fees) and hold harmless the CFO for any and all acts taken or omitted to be taken by the CFO hereunder (except for bad faith, gross negligence or willful misconduct) as if the CFO was an officer of the Company as provided in the charter and bylaws of the Company in accordance with the same terms, conditions, limitations, standards, duties, rights and obligations as an officer. The provisions of this Section shall survive any termination of this Agreement. In addition, the Company shall maintain in effect liability insurance coverage for the CFO with respect to her service under this Agreement, on the same terms and conditions as under the liability insurance policies of the Company for its Officers, in effect as of the date of this Agreement.

7.	Merger. This Agreement will automatically terminate upon the merger or consolidation of the Company into or with any other entity.

8.	Termination. Either party may terminate this Agreement at any time by thirty (30) days’ written notice by either party.

9.	Independent CFO. This Agreement shall not render the CFO an employee, partner, agent of, or joint venturer with the Company for any purpose. The CFO is and will remain an independent CFO in her relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the CFO’s compensation hereunder. The CFO shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

10.	Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.

11.	Choice of Law. The laws of the state of New York shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

12.	Headings. Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

13.	Waiver. Waiver by one party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver.

14.	Assignment. The CFO shall not assign any of her rights under this Agreement, or delegate the performance of any of her duties hereunder, without the prior written consent of the Company.

15.	Notices. Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, notice shall be deemed constructively made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as follows:

If to the CFO:	Sherrie Farrell
XXXXXXX
XXXXXXX

If to the Company:	Amesite, Inc.
607 Shelby Street
Suite 700, PMB 214
Detroit, MI 48226

Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided above.

17.	Modification or Amendment. No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

18.	Entire Understanding. This document and any exhibit attached constitute the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

19.	Unenforceability of Provisions. If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above. The parties hereto agree that facsimile signatures shall be as effective as if originals.

Amesite, Inc.		Sherrie Farrell

By:	/s/ Ann Marie Sastry	By:	/s/ Sherrie Farrell

Date:	12/12/2022	Date:	12/12/2022

Its: CEO

EXHIBIT A

DUTIES, TERM, AND COMPENSATION

DUTIES:	The CFO will perform on a part time basis the duties typically required of a Chief Financial Officer, including, but not limited to accounting oversight, overseeing the preparation of quarterly and annual financial statements to be filed with the SEC, overseeing the financial filings required on Forms 8-K, 10-Q and 10-K and such other filings as may be required and in coordination with Deloitte & Touche LLP, Amesite’s independent public accountants with respect to quarterly reviews and annual audits.

CFO will report directly to the CEO and to any other party designated by the CEO in connection with the performance of the duties under this Agreement and shall fulfill any other duties reasonably requested by the Company and agreed to by the CFO.

The CFO will not be obligated to be a signatory over any bank, brokerage and/or other financial institution account and shall not be responsible for the custody of funds. Any access to any banking or financial institution will be strictly limited to a viewing capacity only and the Company will grant CFO and/or CFO’s designee, or designee of firms providing accounting services.

The CFO’s work is strictly limited to the review of the payroll service reports as provided by Amesite’s payroll service. At no time shall the CFO assume the responsibility for the management of its payroll services, nor shall the CFO assume any responsibility for management’s responsibility for the payment of any payroll taxes and the Company, its officers and directors shall indemnify the CFO for any failure by the Company to provide its payroll service or tax authority with sufficient funds to pay any and all payroll taxes.

TERM:	This engagement shall commence upon execution of this Agreement and shall continue in full force and effect for a period of one (1) year. The Agreement may only be extended thereafter by mutual agreement, unless terminated earlier by operation of and in accordance with this Agreement.

COMPENSATION:

As compensation for the services rendered pursuant to this Agreement, Company shall pay CFO $200 / hour for hours worked, upon signing this Agreement.